Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD.

OTCQB: REEMF
January 6, 2026
Ref: 01-2026

Rare Element Resources Announces Intent to Launch
Rights Offering of Common Shares

Proceeds Planned to Advance the Bear Lodge Rare Earth Project

January 6, 2026 – Firestone, Colorado – Rare Element Resources Ltd. (the “Company” or “RER”) (OTCQB: REEMF) is pleased to announce that it intends to launch a rights offering for gross proceeds of approximately US$30.9 million if all subscription rights are exercised under the rights offering. In the rights offering, each holder of the Company’s common shares, as of the close of business on the record date of January 30, 2026 (the “Record Date”), will be issued, at no charge, twenty-five hundredths (or 0.25) of a non-transferable subscription right for each common share owned by that shareholder at the close of business on the Record Date. There is no minimum amount of gross proceeds that is required to be raised under the rights offering.

Each whole subscription right will entitle the holder thereof to purchase one common share of the Company at a subscription price of US$0.24 per share. The rights offering will also include an oversubscription privilege, which will entitle shareholders who exercise their subscription rights in full under the basic subscription privilege, the right to purchase additional common shares of the Company in the rights offering, subject to availability and the pro rata allocation of shares among rights holders exercising such oversubscription privilege. No fractional common shares will be issued in the rights offering.

As an illustrative example as to the mechanics of the rights offering, if a holder owns 1,000 of the Company’s common shares on the Record Date, the holder will receive subscription rights under the basic subscription privilege enabling the holder to purchase up to 250 common shares at US$0.24 per share. If the holder exercises its basic subscription right to purchase all (but not less than all) of the 250 common shares, the holder could also exercise its oversubscription privilege to purchase additional common shares that remain unsubscribed for as a result of any other shareholders not exercising their basic subscription privilege, subject to the pro rata allocation of shares among rights holders exercising their oversubscription privilege.

The Company plans to use the net proceeds from the rights offering (i) to support (A) the continuation of the operation of the rare earth processing and separation demonstration plant (the “Demonstration Plant”); (B) the advancement of projects for the as-constructed Demonstration Plant beyond the current neodymium/praseodymium (Nd/Pr) separation objectives, including applying the technology to the separation of heavy rare earth elements and to third-party feed sources; (C) the completion of federal and state permitting and licensing for the Bear Lodge rare earth elements project (the “Bear Lodge Rare Earth Project”); and (ii) for other general corporate purposes.

In the United States, the rights offering will be conducted pursuant to the Company’s shelf registration statement on Form S-3 that was previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and the prospectus meeting the requirements of the Securities Act of 1933, as amended, which was filed with the SEC as part of the shelf registration statement. Additional information regarding the rights offering will be set forth in a prospectus supplement to the prospectus. Such prospectus and prospectus supplement do not constitute a “prospectus” for the purposes and within the meaning of Canadian securities laws. The launch date, subscription period, and other details of the proposed rights offering have not yet been determined, although the Company anticipates that the rights offering will commence within 40 days. After the Company obtains clearance and/or approval from applicable state regulatory authorities with respect to the rights offering, the prospectus, prospectus supplement and related documents will be mailed to shareholders of record and will also be made available, as applicable, for distribution to beneficial owners of the Company’s common shares. In Canada, the rights offering will be made pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy, and defense applications by advancing the Bear Lodge Rare Earth Project in northeast Wyoming incorporating the Company’s proprietary rare earth processing and separation technology. Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for medical technology and defense, as well as technologies like electric vehicles, solar panels, and wind turbines.

Contact

Please contact Wayne Rich, Chief Financial Officer, at +1 720-278-2460 or wrich@rareelementresources.com, for additional information.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and forward-looking information within the meaning of securities legislation in Canada (collectively, “forward-looking statements”). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends” (including negative and grammatical variations thereof), or by discussions of strategy or intentions. Such forward-looking statements include statements regarding the rights offering, the terms and anticipated commencement of the rights offering, the Record Date, illustrative mechanics for the basic subscription privilege and oversubscription privilege, the expected use of proceeds from the rights offering, and the ability of the Company to timely prepare and file a prospectus supplement and other documents for the common shares to be sold in the rights offering. Factors that could cause actual results to differ materially include, but are not limited to, the ability of the Company to raise sufficient capital in the rights offering, the Company’s ability to operate the Demonstration Plant for a sufficient amount of time to confirm the design, operations, and economics of a full-scale commercial plant, the Company’s ability to complete the federal and state permitting and licensing for the Bear Lodge Rare Earth Project, the possible full impacts of inflation and supply chain issues, such as delays or further cost increases, tariffs or trade restrictions, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedarplus.ca. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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